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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 21, 2003 relating to the financial statements and financial statement schedule, which appears in Handspring, Inc.'s Annual Report on Form 10-K for the year ended June 28, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
September 22, 2003